EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement pertaining to the Metals USA, Inc. 1997 Long-Term Incentive Plan and the Metals USA, Inc. 1997 Non-Employees Director Plan of our report dated October 4, 1996, with respect to the financial statement of Affiliated Metals Company appearing in the Registration Statement (Form S-1 No. 333-266601) and related Prospectus, as amended, of Metals USA, Inc.

                                                        /s/ ERNST & YOUNG LLP

St. Louis, Missouri
July 24, 1997